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                                                                   EXHIBIT (13)F


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below,does hereby make, constitute and appoint each of the following individuals,Joseph D. Emanuel and Lynn K. Stone, as his true and lawful attorney-in-fact and agentwith all power and authority on his behalf to sign his name, in any and all capabilities, on Forms N-4 and S-3 registration statements of Pruco LifeInsurance Company ("Pruco"), including but not limited to the Prudential Premier Retirement Variable Annuity - File No. 333-170466, its accompanying MVA options and any amendments thereto.

This grant of authority extends to any and all amendments to such registration statements and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned has subscribed hereunder this 27/th/ day of April, 2012.


/s/ Robert F. O'Donnell
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Robert F. O'Donnell
President, Chief Executive Officer and Director
Pruco Life Insurance Company